UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant	☒	Filed by a Party other than the Registrant	¨

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NORTHRIM BANCORP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

VOTE BY INTERNET
Go to www.proxyvote.com or scan the QR code and follow the instructions. You will need your proxy when you access the website.

Shareholder Meeting Notice
Important Notice Regarding the Availability of Proxy materials for the Northrim BanCorp, Inc. Shareholder Meeting to be Held on May 22, 2025

Accessing proxy materials and voting online:
Under Securities and Exchange Commission rules, you are receiving this notice that the Definitive Proxy Statement, Proxy Card, and 2024 Annual Report on form 10-K (the “proxy materials”) for the annual shareholders’ meeting are available on the internet. Follow the instructions below to view the proxy materials and vote online or request a copy. Your vote is important!

This communication is not a form for voting and presents only an overview of the more complete proxy materials that are available to you on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy materials are available at:

www.proxyvote.com

Easy Online Access - View your proxy materials and vote.
Step 1: Go to www.proxyvote.com
Step 2: Enter your Control Number
Step 3: Vote your shares

Shareholder Meeting Notice:
The 2025 Annual Meeting of Shareholders of Northrim BanCorp, Inc. will be held on May 22, 2025 at 9:00am, Alaska Daylight Time. The Annual Meeting will be a completely “virtual meeting" of shareholders. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/NRIM2025. You will need to have your 16-Digit Control Number included on your Notice or proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting.

At the Annual Meeting, you will be asked to vote on the matters listed below along with the Board of Directors’ recommendations:
●    the election of twelve directors to serve on the Board until the 2026 Annual Meeting or until their successors have been elected and have qualified ("Proposal 1"). The Board of Directors recommends a vote FOR all of the listed nominees;
Anthony J. Drabek
Karl L. Hanneman
Shauna Z. Hegna
Michael G. Huston
David W. Karp
Joseph P. Marushack
David J. McCambridge
Krystal M. Nelson
Marilyn F. Romano
Joseph M. Schierhorn
Aaron M. Schutt
John C. Swalling
Linda C. Thomas

●    approval of the Northrim BanCorp 2025 Stock Incentive Plan ("Proposal 2"). The Board of Directors recommends a vote FOR Proposal 2;
●    a non-binding advisory vote on the compensation of the named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this proxy statement ("Proposal 3"). The Board of Directors recommends a vote FOR Proposal 3;
●    the ratification of Moss Adams LLP as the Company’s independent registered accounting firm for fiscal year 2025 ("Proposal 4"). The Board of Directors recommends a vote FOR Proposal 4.
PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, registered holders must go online or vote by mail as described in the Company’s Proxy Statement.

The Company’s 2024 Annual Report (which is not part of the Company’s proxy soliciting materials), and 2024 Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and the 2024 Definitive Proxy Statement are available on our website at www.northrim.com under "Investor Relations." Additional hard copies will be furnished to shareholders upon request to: c/o Corporate Secretary, Northrim BanCorp, Inc., P.O. Box 241489, Anchorage, AK 99524-1489, or by telephone to (907) 562-0062, or by fax to (907) 562-1758.